Press Release Exhibit 99.1

Investor Contact:
Charlotte McLaughlin
Vice President, Investor Relations
(404) 853-1456
investorrelations@acuityinc.com

Media Contact:
April Appling
Senior Vice President, Corporate Communications
corporatecommunications@acuityinc.com

Acuity Reports Fiscal 2025 Fourth-Quarter and Full-Year Results
Strong Execution in the Fourth-Quarter Delivered Net Sales Growth and Improved Operating Performance

■Increased Fiscal Q4 2025 Net Sales 17% to $1.2B Compared to the Prior Year
■Reported Fiscal Q4 2025 Diluted EPS of $3.61, down 4% Over the Prior Year; Adjusted Diluted EPS of $5.20, up 21% Over the Prior Year

■Delivered Fiscal 2025 Net Sales of $4.3B, a 13% Increase Compared to the Prior Year
■Reported Fiscal 2025 Diluted EPS of $12.53, down 7% Over the Prior Year; Adjusted Diluted EPS of $18.01, up 16% Over the Prior Year
■Generated $601M in Cash Flow from Operations in Fiscal 2025

ATLANTA, October 1, 2025 - Acuity Inc. (NYSE: AYI) (the "Company"), a market-leading industrial technology company, delivered net sales of $1.2 billion in the fourth quarter of fiscal 2025 ended August 31, 2025, an increase of $176.8 million, or 17.1 percent, compared to the prior year.
“Our fiscal 2025 fourth quarter performance was strong. We grew net sales, expanded our adjusted operating profit and adjusted operating profit margin, and increased our adjusted diluted earnings per share," stated Neil Ashe, Chairman, President and Chief Executive Officer of Acuity Inc. “Throughout fiscal 2025 we have demonstrated our ability to deliver growth and consistent operating performance that created stakeholder value and compounded shareholder wealth.”
Operating profit was $180.6 million in the fourth quarter of fiscal 2025, an increase of $23.6 million, compared to the prior year. Operating profit as a percent of net sales was 14.9 percent in the fourth quarter of fiscal 2025, a decrease of approximately 30 basis points compared to the prior year. Adjusted operating profit was $225.3 million in the fourth quarter of fiscal 2025, an increase of $46.8 million

Press Release Exhibit 99.1
compared to the prior year. Adjusted operating profit as a percent of net sales was 18.6 percent in the fourth quarter of fiscal 2025, an increase of approximately 130 basis points compared to the prior year.
During the fourth quarter of fiscal 2025, we incurred a non-cash pension-settlement charge of $30.9 million resulting from the de-risking of our qualified pension plans in the United States and Mexico. Additionally, we recognized a one-time tax benefit of $8.2 million.
Diluted earnings per share was $3.61 in the fourth quarter of fiscal 2025, a decrease of $0.16, or 4.2 percent, compared to the prior year. Adjusted diluted earnings per share was $5.20 in the fourth quarter of fiscal 2025, an increase of $0.90, or 20.9 percent from $4.30 in the prior year.
Full-Year 2025 Summary
Net sales of $4.3 billion for the full year of fiscal 2025 increased $504.6 million, or 13.1 percent, from $3.8 billion in the full year of fiscal 2024.
Operating profit was $563.9 million for the full year of fiscal 2025, an increase of $10.6 million compared to the prior year. Operating profit as a percent of net sales was 13.0 percent for the full year of fiscal 2025, a decrease of approximately 140 basis points compared to the prior year. Adjusted operating profit was $768.6 million for the full year of fiscal 2025, an increase of $129.0 million compared to the prior year. Adjusted operating profit as a percent of net sales was 17.7 percent for the full year of fiscal 2025, an increase of approximately 100 basis points compared to the prior year.
Diluted earnings per share was $12.53 for the full year of fiscal 2025, a decrease of $0.91 or 6.8 percent, compared to the prior year. Adjusted diluted earnings per share was $18.01, an increase of $2.45, or 15.7 percent, from $15.56 in the prior year.
Segment Performance
Acuity Brands Lighting ("ABL")
Fourth-Quarter Results
ABL generated net sales of $962.4 million in the fourth quarter of fiscal 2025, an increase of $7.4 million, or 0.8 percent, compared to the prior year.
ABL operating profit was $183.0 million in the fourth quarter of fiscal 2025, an increase of $21.5 million compared to the prior year. ABL operating profit as a percent of ABL net sales was 19.0 percent in the fourth quarter of fiscal 2025, an increase of approximately 210 basis points compared to the prior year. ABL adjusted operating profit was $193.6 million in the fourth quarter of fiscal 2025, an increase of $21.7 million compared to the prior year. ABL adjusted operating profit as a percent of ABL net sales was 20.1 percent in the fourth quarter of fiscal 2025, an increase of approximately 210 basis points compared to the prior year.

Press Release Exhibit 99.1
Full-Year Results
ABL generated net sales of $3.6 billion for the full year of fiscal 2025, an increase of $38.8 million, or 1.1 percent, as compared to the prior year.
ABL operating profit was $590.6 million for the full year of fiscal 2025, an increase of $7.8 million, or 1.3 percent, compared to the prior year. ABL operating profit as a percent of ABL net sales was 16.4 percent for the full year of fiscal 2025, an increase of approximately 10 basis points compared to the prior year. ABL adjusted operating profit was $662.3 million for the full year of fiscal 2025, an increase of $38.1 million, or 6.1 percent, from the same period of fiscal 2025. ABL adjusted operating profit as a percent of ABL net sales was 18.3 percent for the full year of fiscal 2025, an increase of approximately 80 basis points compared to the prior year.
Acuity Intelligent Spaces ("AIS")
Fourth-Quarter Results
AIS generated net sales of $255.2 million in the fourth quarter of fiscal 2025, an increase of $171.3 million compared to the prior year.
AIS operating profit was $28.0 million in the fourth quarter of fiscal 2025, an increase of $11.3 million compared to the prior year. AIS operating profit as a percent of AIS net sales was 11.0 percent in the fourth quarter of fiscal 2025. AIS adjusted operating profit was $54.6 million in the fourth quarter of fiscal 2025, an increase of $33.1 million compared to the prior year. AIS adjusted operating profit as a percent of AIS net sales was 21.4 percent in the fourth quarter of fiscal 2025.
Full-Year Results
AIS generated net sales of $764.3 million for the full year of fiscal 2025, an increase of $472.4 million compared to the prior year.
AIS operating profit was $76.1 million for the full year of fiscal 2025, an increase of $32.5 million compared to the prior year. AIS operating profit as a percent of AIS net sales was 10.0 percent for the full year of fiscal 2025. AIS adjusted operating profit was $164.3 million for the full year of fiscal 2025, an increase of $100.9 million as compared to the prior year. AIS adjusted operating profit as a percent of AIS net sales was 21.5 percent for the full year of fiscal 2025.
Cash Flow and Capital Allocation
Net cash from operating activities was $601.4 million for the full year of fiscal 2025, a decrease of $17.8 million compared to the prior year.
During fiscal 2025, we closed the QSC acquisition and acquired M3 Innovation, increased our dividend by 13 percent to 17 cents per share, repurchased approximately 436,000 shares of common stock for a total of approximately $118.5 million, and repaid $200.0 million of term-loan borrowings.

Press Release Exhibit 99.1
Form 10-K Filing
The independent registered public accounting firm’s audit report with respect to the Company’s fiscal year-end financial statements will not be issued until the Company files its annual report on Form 10-K, including its evaluation of the effectiveness of internal controls over financial reporting. Accordingly, the financial results reported in this earnings release are preliminary pending completion of the audit.
Today's Call Details
The Company will host a conference call at 8:00 a.m. (ET) today, Wednesday, October 1, 2025. Neil Ashe, Chairman, President and Chief Executive Officer of Acuity Inc. will lead the call. The conference call and earnings release can be accessed via the Investor Relations section of the Company's website at www.investors.acuityinc.com. A replay of the call will also be posted to the Investor Relations website within two hours of the completion of the conference call and will be available on the website for a limited time.
About Acuity
Acuity Inc. (NYSE: AYI) is a market-leading industrial technology company. We use technology to solve problems in spaces, light and more things to come. Through our two business segments, Acuity Brands Lighting (ABL) and Acuity Intelligent Spaces (AIS), we design, manufacture, and bring to market products and services that make a valuable difference in people’s lives.
We achieve growth through the development of innovative new products and services, including lighting, lighting controls, building management solutions, and an audio, video and control platform. We focus on customer outcomes and drive growth and productivity to increase market share and deliver superior returns. We look to aggressively deploy capital to grow the business and to enter attractive new verticals.
Acuity Inc. is based in Atlanta, Georgia, with operations across North America, Europe and Asia. The Company is powered by approximately 13,000 dedicated and talented associates. Visit us at www.acuityinc.com.
Non-GAAP Financial Measures
This news release includes the following non-generally accepted accounting principles ("GAAP") financial measures: "adjusted gross profit” and "adjusted gross profit margin” and “adjusted operating profit” and “adjusted operating profit margin” for total company and by segment; for total company only we additionally include: “adjusted net income;” “adjusted diluted EPS;” “earnings before interest, taxes, depreciation and amortization (“EBITDA”);” “EBITDA margin;" “adjusted EBITDA;” and “adjusted EBITDA margin.” These non-GAAP financial measures are provided to enhance the reader's overall understanding of our current financial performance and prospects for the future. Specifically, management believes that these non-GAAP measures provide useful information to investors by excluding or adjusting items for amortization of acquired intangible assets, share-based payment expense, acquired profit in inventory, and acquisition-related items.
We also provide “free cash flow” (“FCF”) for total company to enhance the reader’s understanding of our ability to generate additional cash from its business.

Press Release Exhibit 99.1
Management typically adjusts for these items for internal reviews of performance and uses the above non-GAAP measures for baseline comparative operational analysis, decision making and other activities. Management believes these non-GAAP measures provide greater comparability and enhanced visibility into our results of operations as well as comparability with many of its peers, especially those companies focused more on technology and software. Non-GAAP financial measures included in this news release should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP.
The most directly comparable GAAP measures for adjusted gross profit and adjusted gross profit margin for total company and by segment are “gross profit” and “gross profit margin,” respectively, which include the impact of acquired profit in inventory. Adjusted gross profit margin is adjusted gross profit divided by net sales for total company and by segment. The most directly comparable GAAP measures for adjusted operating profit and adjusted operating profit margin for total company and by segment are “operating profit” and “operating profit margin,” respectively, which include the impact of amortization of acquired intangible assets, share-based payment expense, special charges, acquired profit in inventory and acquisition-related costs. Adjusted operating profit margin is adjusted operating profit divided by net sales for total company and by segment. The most directly comparable GAAP measures for adjusted net income and adjusted diluted EPS are “net income” and “diluted EPS,” respectively, which include the impact of amortization of acquired intangible assets, share-based payment expense, special charges, acquired profit in inventory, acquisition-related costs, pension settlement loss and a one-time tax benefit. Adjusted diluted EPS is adjusted net income divided by diluted weighted average shares outstanding. The most directly comparable GAAP measure for EBITDA is “net income,” which includes the impact of net interest expense, income taxes, depreciation and amortization of acquired intangible assets. EBITDA margin is EBITDA divided by net sales. The most directly comparable GAAP measure for adjusted EBITDA is “net income,” which includes the impact of net interest expense, income taxes, depreciation, amortization of acquired intangible assets, share-based payment expense, special charges, acquired profit in inventory, acquisition-related costs, and miscellaneous expense (income), net. Adjusted EBITDA margin is adjusted EBITDA divided by net sales. A reconciliation of each measure to the most directly comparable GAAP measure is available in the appendix of this news release, except for forward-looking measures of adjusted diluted EPS where a reconciliation to the corresponding GAAP measure is not available without unreasonable effort due to the variability, complexity, and limited visibility of certain assumptions within, as well as the methodology used to estimate, the 2025 non-GAAP outlook measure.
We define FCF as net cash provided by operating activities less purchases of property, plant and equipment. A calculation of this measure is available in this news release.
Our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies, have limitations as an analytical tool, and should not be considered in isolation or as a substitute for GAAP financial measures. Our news release of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that our future results will be unaffected by other unusual or non-recurring items.
Forward-Looking Information
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements include, but are not limited to, statements that describe or relate

Press Release Exhibit 99.1
to our plans, initiatives, projections, vision, goals, targets, commitments, expectations, objectives, prospects, strategies, or financial outlook, and the assumptions underlying or relating thereto. In some cases, we may use words such as “expect,” “believe,” “intend,” “anticipate,” “estimate,” “forecast,” “indicate,” “project,” “predict,” “plan,” “may,” “will,” “could,” “should,” “would,” “potential,” and words of similar meaning, as well as other words or expressions referencing future events, conditions, or circumstances, to identify forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Forward-looking statements are not guarantees of future performance. Our forward-looking statements are based on our current beliefs, expectations, and assumptions, which may not prove to be accurate, and are subject to known and unknown risks and uncertainties, assumptions, and other important factors, many of which are outside of our control and any of which could cause our actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties are discussed in our filings with the U.S. Securities and Exchange Commission, including our most recent annual report on Form 10-K (including, but not limited to, the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"), quarterly reports on Form 10-Q, and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. This press release is not comprehensive, and for that reason, should be read in conjunction with such filings. You are cautioned not to place undue reliance on any forward-looking statements. Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, whether as a result of new information, future events, or otherwise.

Press Release Exhibit 99.1
`ACUITY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	August 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$422.5	$845.8
Accounts receivable, net	593.9	563.0
Inventories	526.7	387.6
Prepayments and other current assets	108.4	75.1
Total current assets	1,651.5	1,871.5
Property, plant, and equipment, net	343.2	303.9
Other long-term assets	2,760.5	1,639.2
Total assets	$4,755.2	$3,814.6
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$454.5	$352.3
Other current liabilities	391.3	335.6
Total current liabilities	845.8	687.9
Long-term debt	896.8	496.2
Other long-term liabilities	287.7	251.7
Total stockholders’ equity	2,724.9	2,378.8
Total liabilities and stockholders’ equity	$4,755.2	$3,814.6

Press Release Exhibit 99.1
ACUITY INC.
CONDENSED STATEMENTS OF INCOME
(In millions, except per-share data)

	Three Months Ended August 31,		Year Ended August 31,
	2025	2024	2025	2024
Net sales	$1,209.1	$1,032.3	$4,345.6	$3,841.0
Cost of products sold	618.1	543.6	2,267.1	2,059.3
Gross profit	591.0	488.7	2,078.5	1,781.7
Selling, distribution, and administrative expenses	410.4	331.7	1,484.9	1,228.4
Special charges	—	—	29.7	—
Operating profit	180.6	157.0	563.9	553.3
Other expense:
Interest expense (income), net	7.0	(3.5)	22.0	(4.5)
Miscellaneous expense, net	35.9	8.0	41.7	9.2
Total other expense	42.9	4.5	63.7	4.7
Income before income taxes	137.7	152.5	500.2	548.6
Income tax expense	23.7	33.6	103.6	126.0
Net income	$114.0	$118.9	$396.6	$422.6

Earnings per share(1):
Basic earnings per share	$3.71	$3.86	$12.85	$13.68
Basic weighted average number of shares outstanding	30.689	30.813	30.859	30.885
Diluted earnings per share	$3.61	$3.77	$12.53	$13.44
Diluted weighted average number of shares outstanding	31.533	31.512	31.641	31.445
Dividends declared per share	$0.17	$0.15	$0.66	$0.58
______________________________
(1) Earnings per share is calculated using unrounded numbers. Amounts in the table may not recalculate exactly due to rounding.

Press Release Exhibit 99.1
ACUITY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Year Ended August 31,
	2025	2024

Cash flows from operating activities:
Net income	$396.6	$422.6
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	133.1	91.1
Share-based payment expense	45.1	46.6
Asset impairments	16.7	3.0
Other operating activities	9.9	55.9
Net cash provided by operating activities	601.4	619.2
Cash flows from investing activities:
Purchases of property, plant, and equipment	(68.4)	(64.0)
Acquisitions of businesses, net of cash acquired	(1,189.4)	—
Other investing activities	(22.9)	(1.1)
Net cash used for investing activities	(1,280.7)	(65.1)
Cash flows from financing activities:
Borrowings from term loan	600.0	—
Repayments of term loan borrowings	(200.0)	—
Repurchases of common stock	(118.5)	(88.7)
Proceeds from stock option exercises and other	28.4	13.5
Payments of taxes withheld on net settlement of equity awards	(24.6)	(11.1)
Dividends paid	(20.6)	(18.2)
Other financing activities	(9.3)	—
Net cash provided by (used for) financing activities	255.4	(104.5)
Effect of exchange rate changes on cash and cash equivalents	0.6	(1.7)
Net change in cash and cash equivalents	(423.3)	447.9
Cash and cash equivalents at beginning of year	845.8	397.9
Cash and cash equivalents at end of year	$422.5	$845.8

Press Release Exhibit 99.1
ACUITY INC.
DISAGGREGATED NET SALES
(In millions)

The following table shows net sales by channel for the periods presented:

	Three Months Ended August 31,
	2025	2024	Increase (Decrease)	Percent Change
Acuity Brands Lighting:
Independent sales network	$702.4	$677.1	$25.3	3.7%
Direct sales network	105.3	109.6	(4.3)	(3.9)%
Retail sales	43.4	42.6	0.8	1.9%
Corporate accounts	52.9	65.8	(12.9)	(19.6)%
Original equipment manufacturer and other	58.4	59.9	(1.5)	(2.5)%
Total Acuity Brands Lighting	962.4	955.0	7.4	0.8%
Acuity Intelligent Spaces	255.2	83.9	171.3	204.2%
Eliminations	(8.5)	(6.6)	(1.9)	28.8%
Total	$1,209.1	$1,032.3	$176.8	17.1%

	Year Ended August 31,
	2025	2024	Increase (Decrease)	Percent Change
Acuity Brands Lighting:
Independent sales network	$2,646.8	$2,551.7	$95.1	3.7%
Direct sales network	411.4	397.0	14.4	3.6%
Retail sales	170.7	190.3	(19.6)	(10.3)%
Corporate accounts	156.7	205.9	(49.2)	(23.9)%
Original equipment manufacturer and other	226.6	228.5	(1.9)	(0.8)%
Total Acuity Brands Lighting	3,612.2	3,573.4	38.8	1.1%
Acuity Intelligent Spaces	764.3	291.9	472.4	161.8%
Eliminations	(30.9)	(24.3)	(6.6)	27.2%
Total	$4,345.6	$3,841.0	$504.6	13.1%

Press Release Exhibit 99.1
ACUITY INC.
Reconciliation of Non-U.S. GAAP Measures

The tables below reconcile certain GAAP financial measures to the corresponding non-GAAP measures for the Company as well as our reportable operating segments:

(In millions except per share data)	Three Months Ended August 31,
	2025		2024		Increase (Decrease)	Percent Change
Net sales	$1,209.1		$1,032.3		$176.8	17.1%

Operating profit (GAAP)	$180.6		$157.0		$23.6	15.0%
Percent of net sales (GAAP)		14.9%		15.2%	(30)	bps
Add-back: Amortization of acquired intangible assets	31.0		9.8
Add-back: Share-based payment expense	11.1		11.7
Add-back: Acquisition-related costs (1)	2.6		—
Adjusted operating profit (Non-GAAP)	$225.3		$178.5		$46.8	26.2%
Percent of net sales (Non-GAAP)		18.6%		17.3%	130	bps

Net income (GAAP)	$114.0		$118.9		$(4.9)	(4.1)%
Add-back: Amortization of acquired intangible assets	31.0		9.8
Add-back: Share-based payment expense	11.1		11.7
Add-back: Acquisition-related costs (1)	2.6		—
Add back: Pension settlement loss	30.9		—
Total pre-tax adjustments to net income	75.6		21.5
Income tax effects	(17.4)		(4.9)
Less: One-time tax benefit	(8.2)		—
Adjusted net income (Non-GAAP)	$164.0		$135.5		$28.5	21.0%

Diluted earnings per share (GAAP) (2)	$3.61		$3.77		$(0.16)	(4.2)%
Adjusted diluted earnings per share (Non-GAAP) (2)	$5.20		$4.30		$0.90	20.9%

Net income (GAAP)	$114.0		$118.9		$(4.9)	(4.1)%
Percent of net sales (GAAP)		9.4%		11.5%	(210)	bps
Interest expense (income), net	7.0		(3.5)
Income tax expense	23.7		33.6
Depreciation	15.4		12.8
Amortization	31.0		9.8
EBITDA (Non-GAAP)	191.1		171.6		19.5	11.4%
Percent of net sales (Non-GAAP)		15.8%		16.6%	(80)	bps
Share-based payment expense	11.1		11.7
Miscellaneous expense, net	35.9		8.0
Acquisition-related costs (1)	2.6		—
Adjusted EBITDA (Non-GAAP)	$240.7		$191.3		$49.4	25.8%
Percent of net sales (Non-GAAP)		19.9%		18.5%	140	bps
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(1) Acquisition-related items include professional fees.
(2) Earnings per share is calculated using unrounded numbers. Amounts in the table may not recalculate exactly due to rounding.

Press Release Exhibit 99.1

(In millions)	Three Months Ended August 31,
Acuity Brands Lighting	2025	2024	Increase (Decrease)	Percent Change
Net sales	$962.4	$955.0	$7.4	0.8%

Gross profit (GAAP)	$439.8	$439.0	$0.8	0.2%
Gross profit margin (GAAP)	45.7%	46.0%	(30)	bps

Operating profit (GAAP)	$183.0	$161.5	$21.5	13.3%
Add-back: Amortization of acquired intangible assets	6.2	6.5
Add-back: Share-based payment expense	4.4	3.9
Adjusted operating profit (Non-GAAP)	$193.6	$171.9	$21.7	12.6%

Operating profit margin (GAAP)	19.0%	16.9%	210	bps
Adjusted operating profit margin (Non-GAAP)	20.1%	18.0%	210	bps

(In millions)	Three Months Ended August 31,
Acuity Intelligent Spaces	2025	2024	Increase (Decrease)	Percent Change
Net sales	$255.2	$83.9	$171.3	204.2%

Gross profit (GAAP)	$151.2	$49.8	$101.4	203.6%
Gross profit margin (GAAP)	59.2%	59.4%	(20)	bps

Operating profit (GAAP)	$28.0	$16.7	$11.3	67.7%
Add-back: Amortization of acquired intangible assets	24.8	3.3
Add-back: Share-based payment expense	1.8	1.5
Adjusted operating profit (Non-GAAP)	$54.6	$21.5	$33.1	154.0%

Operating profit margin (GAAP)	11.0%	19.9%	(890)	bps
Adjusted operating profit margin (Non-GAAP)	21.4%	25.6%	(420)	bps

Press Release Exhibit 99.1

(In millions, except per share data)	Year Ended August 31,
	2025		2024		Increase (Decrease)	Percent Change
Net sales	$4,345.6		$3,841.0		$504.6	13.1%

Gross profit (GAAP)	$2,078.5		$1,781.7		$296.8	16.7%
Percent of net sales (GAAP)		47.8%		46.4%	140	bps
Add-back: Acquired profit in inventory	29.6		—
Adjusted gross profit (Non-GAAP)	$2,108.1		$1,781.7		$326.4	18.3%
Percent of net sales (Non-GAAP)		48.5%		46.4%	210	bps

Operating profit (GAAP)	$563.9		$553.3		$10.6	1.9%
Percent of net sales (GAAP)		13.0%		14.4%	(140)	bps
Add-back: Acquired profit in inventory	29.6		—
Add-back: Amortization of acquired intangible assets	76.5		39.7
Add-back: Share-based payment expense	45.1		46.6
Add-back: Acquisition-related costs (1)	23.8		—
Add-back: Special charges	29.7		—
Adjusted operating profit (Non-GAAP)	$768.6		$639.6		$129.0	20.2%
Percent of net sales (Non-GAAP)		17.7%		16.7%	100	bps

Net income (GAAP)	$396.6		$422.6		$(26.0)	(6.2)%
Add-back: Acquired profit in inventory	29.6		—
Add-back: Amortization of acquired intangible assets	76.5		39.7
Add-back: Share-based payment expense	45.1		46.6
Add-back: Acquisition-related costs (1)	23.8		—
Add-back: Special charges	29.7		—
Add back: Pension settlement loss	30.9		—
Total pre-tax adjustments to net income	235.6		86.3
Income tax effect	(54.2)		(19.8)
Less: One-time tax benefit	(8.2)		—
Adjusted net income (Non-GAAP)	$569.8		$489.1		$80.7	16.5%

Diluted earnings per share (GAAP) (2)	$12.53		$13.44		$(0.91)	(6.8)%
Adjusted diluted earnings per share (Non-GAAP) (2)	$18.01		$15.56		$2.45	15.7%

Net income (GAAP)	$396.6		$422.6		$(26.0)	(6.2)%
Percent of net sales (GAAP)		9.1%		11.0%	(190)	bps
Interest expense (income), net	22.0		(4.5)
Income tax expense	103.6		126.0
Depreciation	56.6		51.4
Amortization	76.5		39.7
EBITDA (Non-GAAP)	655.3		635.2		20.1	3.2%
Percent of net sales (Non-GAAP)		15.1%		16.5%	(140)	bps
Share-based payment expense	45.1		46.6
Miscellaneous expense, net	41.7		9.2
Special charges	29.7		—
Acquisition-related costs (1)	23.8		—
Acquired profit in inventory	29.6		—
Adjusted EBITDA (Non-GAAP)	$825.2		$691.0		$134.2	19.4%
Percent of net sales (Non-GAAP)		19.0%		18.0%	100	bps
______________________________
(1) Acquisition-related items include professional fees.
(2) Earnings per share is calculated using unrounded numbers. Amounts in the table may not recalculate exactly due to rounding.

Press Release Exhibit 99.1

(In millions)	Year Ended August 31,
Acuity Brands Lighting	2025	2024	Increase (Decrease)	Percent Change
Net sales	$3,612.2	$3,573.4	$38.8	1.1%

Gross profit (GAAP)	$1,654.5	$1,612.5	$42.0	2.6%
Gross profit margin (GAAP)	45.8%	45.1%	70	bps

Operating profit (GAAP)	$590.6	$582.8	$7.8	1.3%
Add-back: Amortization of acquired intangible assets	25.2	26.2
Add-back: Share-based payment expense	16.8	15.2
Add-back: Special charges	29.7	—
Adjusted operating profit (Non-GAAP)	$662.3	$624.2	$38.1	6.1%

Operating profit margin (GAAP)	16.4%	16.3%	10	bps
Adjusted operating profit margin (Non-GAAP)	18.3%	17.5%	80	bps

(In millions)	Year Ended August 31,
Acuity Intelligent Spaces	2025	2024	Increase (Decrease)	Percent Change
Net sales	$764.3	$291.9	$472.4	161.8%

Gross profit (GAAP)	$424.0	$169.2	$254.8	150.6%
Add-back: Acquired profit in inventory	29.6	—
Adjusted gross profit (Non-GAAP)	$453.6	$169.2	$284.4	168.1%

Gross profit margin (GAAP)	55.5%	58.0%	(250)	bps
Adjusted gross profit margin (Non-GAAP)	59.3%	58.0%	130	bps

Operating profit margin (GAAP)	$76.1	$43.6	$32.5	74.5%
Add-back: Amortization of acquired intangible assets	51.3	13.5
Add-back: Share-based payment expense	7.3	6.3
Add-back: Acquired profit in inventory	29.6	—	29.6	NM
Adjusted operating profit (Non-GAAP)	$164.3	$63.4	$100.9	159.1%

Operating profit margin (GAAP)	10.0%	14.9%	(490)	bps
Adjusted operating profit margin (Non-GAAP)	21.5%	21.7%	(20)	bps

(In millions)	Year Ended August 31,
	2025	2024	Increase (Decrease)	Percent Change
Net cash provided by operating activities (GAAP)	$601.4	$619.2	$(17.8)	(2.9)%
Less: Purchases of property, plant, and equipment	(68.4)	(64.0)
Free cash flow (Non-GAAP)	$533.0	$555.2	$(22.2)	(4.0)%